UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

HG Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2115 E. 7th Street, Suite 101 Charlotte, North Carolina	28204
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (252) 355-4610

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, references to the “Company,” “HG Holdings,” “we,” “us,” and “our” refer to HG Holdings, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this report are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “could,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, those described in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2017 under the heading “Item 1A. Risk Factors.” Any forward-looking statement speaks only as of the date of this filing and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Item 1.01	Entry into a Material Definitive Agreement.

Subscription Agreements

On March 19, 2019, HG Holdings entered into a subscription agreement with HC Government Realty Trust, Inc., a Maryland corporation (“HC Realty”), pursuant to which we purchased 300,000 shares of HC Realty’s common stock (the “Common Stock”) for an aggregate purchase price of $3,000,000 (the “Common Stock Subscription Agreement”). On March 19, 2019, HG Holdings also entered into a separate subscription agreement with HC Realty pursuant to which we purchased 200,000 shares of HC Realty’s 10.00% Series B Cumulative Convertible Preferred Stock (the “Series B Stock”) for an aggregate purchase price of $2,000,000 (the “Series B Subscription Agreement” and, together with the Common Stock Subscription Agreement, the “Subscription Agreements”). As a result of these purchases, HG Holdings currently owns approximately 16.7% of the as-converted equity interest of HC Realty.

Certain other investors, including certain investors affiliated with Hale Partnership Capital Management, LLC (“HPCM”), purchased an additional 850,000 shares of Series B Stock for an aggregate purchase price of $8,500,000 on March 19, 2019. On March 21, 2019, HC Realty’s board of directors excepted the acquisitions of Common Stock and/or Series B Stock as discussed above from the ownership restrictions included in HC Realty’s articles of incorporation.

HG Holdings is entitled to receive cumulative cash dividends on the Series B Stock when, as and if authorized by the board of directors of HC Realty and declared by HC Realty, payable quarterly in arrears on January 5th, April 5th, July 5th and October 5th of each year. From March 19, 2019, HC Realty will pay dividends at the rate of 10.00% per annum of the $10.00 liquidation preference per share of Series B Stock. Dividends on the Series B Stock will accrue and be cumulative from the end of the most recent dividend period for which dividends have been paid. With respect to the priority of dividends, the Series B Stock ranks on parity with shares of HC Realty’s outstanding 7.00% Series A Cumulative Convertible Redeemable Preferred Stock (the “Series A Stock”).

If HC Realty liquidates, dissolves or winds-up, holders of shares of the Series B Stock will have the right to receive $10.00 per share of the Series B Stock, plus an amount equal to all accrued and unpaid dividends (whether or not authorized or declared) to and including the date of payment. With respect to the priority of payment of distributions upon HC Realty’s voluntary or involuntary liquidation, dissolution or winding up, the Series B Stock ranks on parity with the Series A Stock.

The Series B Stock will automatically convert into Common Stock upon the occurrence the initial listing of HC Realty’s Common Stock on any national securities exchange. As of the date of the listing event, a holder of shares of Series B Stock will receive a number of shares of Common Stock calculated in accordance with the conversion formula set forth in the articles supplementary filed by HC Realty with the Maryland State Department of Assessments and Taxation to establish the terms of the Series B Stock (the “Series B Articles Supplementary”). Pursuant to the conversion formula, one share of Series B Stock will convert into a number of shares of common stock equal to the original issue price of the Series B Stock (plus any accrued and unpaid dividends) divided by the lesser of $9.10 or the fair market value of the Common Stock at the time of the listing event. If the listing event has not occurred on or prior to March 31, 2020, a holder of Series B Stock may, at its option, at any time and from time to time after such date, convert all, but not less than all, of its outstanding shares of Series B Stock into Common Stock. Upon exercise of this optional conversion right, the exercising holder of Series B Stock will receive a number of shares of Common Stock calculated in accordance with the same conversion formula referenced above.

Subject to the preferential voting rights described below, the Series B Stock has identical voting rights with the Common Stock, with each share of Series B Stock entitling its holder to vote on an as-converted basis on all matters on which HC Realty’s common stockholders are entitled to vote, with the Series B Stock, on an as-converted basis, the Series A Stock, on an as-converted basis, and the Common Stock voting together as one class. So long as any shares of Series B Stock remain outstanding, in addition to the voting rights described above, HC Realty cannot, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B Stock voting together as a single class, authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of capital stock ranking senior to the Series B Stock with respect to payment of dividends or the distribution of assets upon a liquidation, dissolution or winding up of HC Realty, or reclassify any of HC Realty’s authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock. In addition, under the terms of the Series B Articles Supplementary, a majority of the members of HC Realty’s board of directors is to be elected by the holders of a majority of the outstanding shares of Series B Stock for so long as any shares of Series B Stock remain outstanding.

Under the terms of the Series B Articles Supplementary, holders of Series B Stock have certain registration rights for a period of two years following the date of initial listing as discussed above. These rights are subject to certain limitations, including the imposition of mandatory blackout periods by HC Realty not to exceed an aggregate of 90 days in any 12-month period.

The foregoing description of the Subscription Agreements and the terms of the Series B Stock does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference, and the Series B Articles Supplementary, the form of which is included on Exhibit A-3 to the Series B Subscription Agreement, a copy of which is filed as Exhibit 10.2 to this report and incorporated herein by reference.

Loan Agreement

On March 19, 2019, HG Holdings, together with certain other lenders, including certain entities affiliated with HPCM (collectively, the “Lenders”), entered into a loan agreement (the “Loan Agreement”) with HC Realty’s operating partnership, HC Government Realty Holdings, L.P. (the “Operating Partnership”) and HCM Agency, LLC, as collateral agent (the “Agent”), pursuant to which the Lenders provided the Operating Partnership with a $10,500,000 senior secured term loan (the “Initial Term Loan”), of which $2,000,000 was provided by us, and an option to fund up to an additional $10,000,000 in term loans, subject to customary terms and conditions (the “Additional Term Loans” and, together with the Initial Term Loan, the “Term Loans”). Any Additional Term Loans will accrue interest and mature on the same terms as the Initial Term Loan. The Agent is affiliated with HPCM.

The Term Loans will accrue interest at a rate of fourteen percent (14%) per annum. Such interest will be paid in monthly, interest-only cash payments payable in arrears at a rate of twelve percent (12%) per annum plus (i) a cash payment at a rate of two percent (2%) per annum, (ii) an increase in the principal of the Term Loans equal to two percent (2%) per annum or (iii) a combination of both (i) and (ii) above, which such combined amount will be equal to two percent (2%) per annum. HC Realty is required to repay all outstanding principal and any accrued but unpaid interest on or before March 19, 2022. All outstanding principal and any accrued but unpaid interest shall become immediately due and payable upon certain events including, but not limited to, an initial public offering of the Common Stock.

The Term Loans are secured by a security interest in the accounts receivable and other personal property of the Operating Partnership and HC Realty and its other subsidiaries, including the Operating Partnership’s ownership interests in its subsidiaries. HC Realty and Holmwood Portfolio Holdings, LLC, a limited partner in the Operating Partnership (the “Limited Partner”), also entered into customary guaranty agreements related to the payment by and performance of the Operating Partnership of its obligations under the Loan Agreement.

The Loan Agreement includes customary representations, warranties, covenants and terms and conditions for transactions of this type, including a minimum fixed charge coverage ratio, limitations on incurrence of debt, liens, investments and mergers and asset dispositions, covenants to preserve corporate existence and comply with laws, covenants on the use of proceeds of the Term Loans and default provisions, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, failure to pay other outstanding debt and HC Realty’s failure to maintain its REIT status. The occurrence of an event of default under the Loan Agreement could result in all loans and other obligations becoming immediately due and payable and allow the collateral agent with respect to the Term Loans, HCM Agency, LLC, to exercise all rights and remedies available to the Agent including the foreclosure of all liens granted under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, a copy of which is filed as Exhibit 10.3 to this report and incorporated herein by reference.

Additional Matters

In connection with the transactions discussed above, Steven A. Hale II, our Chairman and Chief Executive Officer, was appointed to serve as HC Realty’s Chairman and Chief Executive Officer, effective immediately. In addition, Mr. Hale, Brad G. Garner, our Principal Financial and Accounting Officer, and Matthew A. Hultquist, one of our directors, were each appointed to serve as directors of HC Realty, effective immediately. Messrs. Hale, Garner and Hultquist will receive no compensation from HC Realty for serving in these roles. HC Realty’s Board of Directors is composed of seven directors with three positions currently vacant.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information disclosed in Item 1.01 above is incorporated herein by reference.

FORM 10 DISCLOSURE

Item 2.01(f) of Form 8-K provides that if the registrant was a shell company immediately before the completion of the type of transaction described above, the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, we are providing the below information that would be included in a Form 10 if we were to file a Form 10.

Item 1.	Business.

See the information contained in Part I, Item 1, “Business,” of our Annual Report on Form 10-K filed on March 23, 2018 (the “Annual Report”), which is incorporated herein by reference. Also see the information disclosed in the Current Reports on Form 8-K filed by us with the SEC on September 12, 2018, February 13, 2019 and March 1, 2019, which is incorporated herein by reference.

As a result of the transactions described above, we now hold an equity interest in HC Realty, the business of which is described below.

HC Realty’s Business

HC Realty was formed in 2016 as a Maryland corporation, and incident to filing its federal income tax return for, and commencing with, its fiscal year ended December 31, 2017, elected to be taxed as a REIT for federal income tax purposes. HC Realty was formed primarily to source, acquire, own and manage built-to-suit or improved-to-suit, single-tenant properties leased by the United States of America and administered by the U.S General Services Administration or directly by the occupying agency, both of which are referred to as “GSA Properties.” HC Realty invests primarily in GSA Properties across secondary and smaller markets with sizes ranging from 5,000-50,000 rentable square feet, and in their listed lease term after construction or improvement to post-9/11 standards. HC Realty further emphasizes GSA Properties that fulfill mission critical or citizen service functions. Leases associated with the GSA Properties in which HC Realty invests are full faith and credit obligations of the United States of America.

HC Realty’s principal objective is the creation of value for stockholders by utilizing its relationships and knowledge of GSA Properties, specifically, the acquisition, management and disposition of GSA Properties. On December 31, 2017, HC Realty’s portfolio consisted of (i) HC Realty’s initial owned properties, acquired by HC Realty on June 10, 2016, for a purchase price of $11,050,596, financed with proceeds from the issuance of HC Realty’s 7.00% Series A Cumulative Convertible Redeemable Preferred Stock or Series A Preferred Stock, secured mortgage financing in the original principal amount of $7,225,00, unsecured seller financing in the original principal amount of $2,019,789 and $1,000,000 in original principal amount of HC Realty’s unsecured loan from Holmwood Capital, LLC (“predecessor” OR “Holmwood”); (ii) HC Realty’s GSA Property acquired by HC Realty on March 31, 2017, for a purchase price of $14,717,937, financed with proceeds from senior mortgage debt in the original principal amount of $10,875,000 and $3,842,937 in original aggregate principal amount of unsecured debt from two of the directors of HC Realty; (iii) seven properties contributed to HC Realty as of the initial closing by Holmwood, including three properties for which HC Realty received all of the rights to the profits, losses, any distributed cash flow and all of the other benefits and burdens of ownership for federal income tax purposes rather than a fee simple interest, each pursuant to the Contribution Agreement dated March 31, 2016, between Holmwood and HC Realty, as amended b that certain First Amendment to Contribution Agreement dated June 10, 2016 and as further amended by that certain Second Amendment to Contribution Agreement dated May 26, 2017 (as amended, the “Contribution Agreement”); (iv) HC Realty’s GSA Property acquired by HC Realty on July 25, 2017, for a purchase price of $4,797,072, financed with secured mortgage financing in the original principal amount of $3,530,00, and proceeds from HC Realty’s Initial Offering of $1,179,458; and (v) HC Realty’s GSA Property acquired by HC Realty on November 21, 2017, for a purchase price of $8,273,349, financed by secured mortgage debt in original principal amount of $6,991,250 and proceeds from HC Realty’s initial offering of $1,282,099.

The GSA-leased, real estate asset class has a number of attributes that HC Realty believes will offer its stockholders significant benefits, including a highly creditworthy and very stable tenant base, long-term lease structures and low risk of tenant turnover. GSA leases are backed by the full faith and credit of the United States, and the GSA has never experienced a financial default. Payment of rents under GSA leases are funded through the Federal Buildings Fund and are not subject to direct federal appropriations, which can fluctuate with federal budget and political priorities. In addition to presenting reduced risk of default, GSA leases typically have long initial terms of ten to 20 years with renewal leases having terms of five to ten years, which limit operational risk. Upon renewal of a GSA lease, base rent typically is reset based on a number of factors at the time of renewal, including inflation and the replacement cost of the building, that generally HC Realty expects will increase over the life of the lease.

GSA-leased properties generally provide attractive investment opportunities but require specialized knowledge and expertise. Each U.S. Government agency has its own customs, procedures, culture, needs and mission, which results in different requirements for its leased space. Furthermore, the GSA-leased sector is highly fragmented with a significant amount of non-institutional owners, who lack HC Realty’s infrastructure and experience with GSA-leased properties. Moreover, while there are a number of national real estate brokers that hold themselves out as having GSA-leased property expertise, there are no national or regional clearinghouses for GSA-leased properties. HC Realty believes this fragmentation can be ascribed particularly to the U.S. Government’s – including GSA’s –procurement policies, including policies of preference for small, female and minority owned businesses. As of August 2015, the largest owner of GSA-leased properties owned approximately 3.5% of the GSA-leased properties on a rent per square foot (RSF) basis, and the ten largest owners of GSA-leased properties collectively owned approximately 17% of the GSA-leased properties by RSF. Long-term relationships and specialized institutional knowledge regarding the agencies, their space needs and the hierarchy and importance of a property to its tenant agency are crucial to understanding which agencies and properties present the greatest likelihood of long-term agency occupancy, and, therefore, to identifying and acquiring attractive GSA-leased properties. HC Realty’s portfolio is diversified among occupancy agencies, including a number of the largest and most essential agencies, such as the Drug Enforcement Administration, the Federal Bureau of Investigation, the Social Security Administration and the Department of Transportation.

HC Realty operates as an “UPREIT”, which means it owns its GSA-leased properties through single-purpose entities that are wholly owned by HC Realty’s Operating Partnership. HC Realty is externally managed and advised by Holmwood Capital Advisors, LLC, a Delaware limited liability company. HC Realty’s Manager is owned equally by Robert R. Kaplan and Robert R. Kaplan, Jr., individually, Stanton Holdings, LLC, which is controlled by Edwin M. Stanton, and by Baker Hill Holding LLC, which is controlled by Philip and Vickie Kurlander. HC Realty’s Manager is overseen by the board of directors of HC Realty.

On March 13, 2019, prior to HG Holdings’ investment, HC Realty, upon approval from the Board of Directors, terminated Mr. Edwin Stanton from his position as Chief Executive Officer of HC Realty and Philip Kurlander from his position as Treasurer of HC Realty, each effective as of March 13, 2019. On March 14, 2019, HC Realty provided notice to its manager, Holmwood Capital Advisors, LLC (the “Manager”), that the Board of Directors resolved to amend and restate HC Realty’s investment guidelines (the “Investment Guidelines”) pursuant to the terms of HC Realty’s management agreement with the Manager (the “Management Agreement”). Future investment decisions will be made by the HC Realty Board of Directors. In addition, on March 14, 2019, HC Realty provided notice to the Manager that HC Realty is electing not to renew the Management Agreement under its terms, effective March 31, 2020, pursuant to the resolve of the Board of Directors. On March 19, 2019, Robert R. Kaplan resigned from his position as a director of HC Realty. On March 20, 2019, Edwin Stanton and Philip Kurlander resigned from their positions as directors of HC Realty.

HC Realty believes in the long-term there will be a consistent flow of GSA Properties in its target markets for purposes of acquisition, leasing and managing, which HC Realty expects will enable it to continue its platform into the foreseeable future. HC Realty acquires GSA Properties located across secondary and smaller markets throughout the United States. HC Realty does not anticipate making acquisitions outside of the United States or its territories.

HC Realty primarily makes direct acquisitions of GSA Properties, but it may also invest in GSA Properties through indirect investments, such as joint ventures which may or may not be managed or affiliated with HC Realty’s Manager or its affiliates, and whereby HC Realty may own less than a 100% of the beneficial interest therein; provided, that in such event, HC Realty will acquire at least 50 percent of the outstanding voting securities in the investment, or otherwise comply with SEC staff guidance regarding majority-owned subsidiaries so that the investment meets the definition of “majority-owned subsidiary” under the Investment Company Act of 1940, as amended.

HC Realty’s Competitive Strengths and Strategic Opportunities

HC Realty believes that it will be benefitted by the alignment of the following competitive strengths and strategic opportunities:

High Quality Portfolio Leased to Mission-Critical U.S. Government Agencies

●

We own a portfolio of 16 GSA Properties, comprised of 13 GSA Properties we own in fee simple and three additional GSA Properties for which we have all of the rights to the profits, losses, any distributed cash flow and all of the other benefits and burdens of ownership included for federal income tax purposes, each of which is leased to the United States. As of December 31, 2018, based upon rentable square feet, the weighted average remaining lease term is approximately 10.0 years if none of the early termination rights are exercised and 6.2 years, if all of the early termination rights are exercised.

●	All of our GSA Properties are occupied by agencies that serve mission-critical or citizen service functions.

●

Our GSA Properties generally meet our investment criteria, which target GSA Properties across secondary or smaller markets with sizes ranging between 5,000-50,000 rentable square feet and in their first term after construction or improvement to post-9/11 standards.

Credit Quality of Tenant

●	Leases are full faith and credit obligations of the United States and, as such, are not subject to the risk of annual appropriations.

●	Leases typically include inflation-linked rent increases associated with certain property operating costs, which the Company believes will mitigate expense variability.

HC Realty’s Investment Strategy

HC Realty believes there is a significant opportunity to acquire and build a portfolio consisting of high-quality GSA Properties at attractive risk-adjusted returns. HC Realty seeks primarily to acquire “citizen service” GSA Properties, or GSA Properties that are “mission critical” to an agency’s function. Further, HC Realty primarily targets GSA Properties located in secondary or smaller markets, with sizes ranging from 5,000 to 50,000 rentable square feet, and in their first term after construction or to post-9/11 standards.

HC Realty targets GSA Properties that are LEED® certified or energy star rated. Of HC Realty’s portfolio of 16 GSA Properties, six are LEED® certified and another GSA Property is in the LEED® certification process.

HC Realty believes the subset of GSA Properties on which it focuses is highly fragmented and often overlooked by larger investors, which can provide opportunities for HC Realty to buy at more attractive pricing compared to other properties within the asset class. HC Realty also believes selection based on agency function, building use and location in these smaller markets will help to mitigate risk of non-renewal. While HC Realty intends to focus on this subset of GSA Properties, HC Realty is not limited in the properties in which it may invest. HC Realty has the flexibility to expand its investment focus as market conditions may dictate and subject to broad investment guidelines or HC Realty’s Investment Guidelines, and investment policies or HC Realty’s Investment Policies, adopted by HC Realty’s board of directors, as either may be amended by such board of directors from time to time.

Item 1A.	Risk Factors.

Smaller reporting companies are not required to provide the information required by this Item.

Item 2.	Financial Information.

See the information contained in Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the Annual Report and in Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the Company’s Quarterly Report on Form 10-Q filed on November 13, 2018 (the “Quarterly Report”), each of which is incorporated herein by reference.

Item 3.	Properties.

See the information contained in Part I, Item 2, “Properties,” of the Annual Report, which is incorporated herein by reference.

HC Realty’s Property Portfolio and Pipeline

HC Realty currently owns, through wholly owned subsidiaries of the Operating Partnership, a portfolio of 16 GSA Properties, including three GSA Properties for which HC Realty owns all of the rights to the profits, losses, any distributed cash flow and all of the other benefits and burdens of ownership for federal income tax purposes rather than a fee simple interest. HC Realty refers to these 16 properties as HC Realty’s portfolio. HC Realty has entered into a separate purchase and sale agreement to acquire one additional property, which is expected to close before April 30, 2019. HC Realty refers to this property as HC Realty’s pipeline. The following table presents an overview of HC Realty’s portfolio.

Property	Current Occupant	Rentable Sq. Ft.	% of Portfolio[1]	% Leased	Early Termination Date and Expiration Date[2]	Effective Annual Rent	Effective Annual Rent Per Leased Sq. Ft.	Effective Annual Rent % of Portfolio

Our Portfolio

Port Saint Lucie Property 650 NE Peacock Boulevard Port Saint Lucie, Florida 34986	U.S. Drug Enforcement Administration, or DEA	24,858	7.16%	100%	5/31/2022 5/31/2017	$566,498	$22.79	5.53%

Jonesboro Property 1809 LaTourette Drive Jonesboro, Arkansas 72404	U.S. Social Security Administration, or SSA	16,439	4.73%	100%	1/11/2027 1/11/2027	$618,731	$37.64	6.04%

Lorain Property 221 West 5th Street Lorain, Ohio 44052	SSA	11,607	3.34%	100%	3/31/2021 3/31/2024	$440,776	$37.98	4.30%

Port Canaveral Property 200 George King Boulevard Cape Canaveral, Florida 32920	U.S. Customs and Border Protection, or CBP	14,704	4.23%	100%	7/15/2022 7/15/2027	$649,586	$44.18	6.34%

Johnson City Property 2620 Knob Creek Road Johnson City, Tennessee 37604	U.S. Federal Bureau of Investigation, or FBI	10,115	2.91%	100%	8/20/2022 8/20/2027	$393,455	$38.90	3.84%

Fort Smith Property 4624 Kelley Highway, Ft. Smith, Arkansas 72904	U.S. Citizenship and Immigration Services, or CIS	13,816	3.98%	100%	No Early Termination 10/30/2029	$423,226	$30.63	4.13%

Silt Property 2300 River Frontage Road Silt, Colorado 81652	U.S. Bureau of Land Management, or BLM	18,813	5.42%	100%	9/30/2024 9/30/2029	$386,606	$20.55	3.77%

Lakewood Property 12305 West Dakota Avenue Lakewood, Colorado 80228	U.S. Department of Transportation, or DOT	19,241	5.54%	100%	No Early Termination 6/20/2024	$462,612	$24.04	4.51%

Moore Property 200 NE 27th Street Moore, Oklahoma 73160	SSA	17,058	4.91%	100%	4/9/2022 4/9/2027	$526,517	$30.87	5.14%

Lawton Property 1610 SW Lee Boulevard Lawton, OK 73501	SSA	9,298	2.68%	100%	8/17/2020 8/16/2025	$282,603	$30.39	2.76%

Norfolk Property 5850 Lake Herbert Drive Norfolk, Virginia 23502	SSA	53,917	15.53%	100%	No Early Termination 6/26/2027	$1,297,153	$24.06	12.65%

Montgomery Property 3391 Atlanta Highway Montgomery, Alabama 36109	CIS	21,420	6.17%	100%	12/8/2026 12/8/2031	$447,943	$20.91	4.37%

San Antonio Property 1015 Jackson Keller Road San Antonio, Texas 78213	U.S. Immigration and Customs Enforcements, or ICE	38,756	11.16%	100%	4/30/2022 4/30/2027	$1,085,333	$28.00	10.59%

Knoxville Property 1607 North Lincoln Street Knoxville, Iowa 50138	U.S. Department of Veterans Affairs, or VA	16,731	4.82%	100%	No Early Termination 1/11/2032	$647,435	$38.70	6.32%

Property	Current Occupant	Rentable Sq. Ft.	% of Portfolio[1]	% Leased	Early Termination Date and Expiration Date[2]	Effective Annual Rent	Effective Annual Rent Per Leased Sq. Ft.	Effective Annual Rent % of Portfolio

Champaign Property 2117 West Park Court Champaign, Illinois 61821	U.S. Federal Bureau of Investigation, or FBI	11,180	3.22%	100%	4/12/2028 4/12/2033	$370,240	$33.12	3.61%

Sarasota Property 7525 Commerce Court Sarasota, FL 3424	U.S. Department of Agriculture, or USDA	28,210	8.12%	100%	7/19/2028 7/19/2038	$906,952	$32.15	8.85%

Total – Our Portfolio		326,163	94%	100%		$9,505,664	$29.29	92.73%

Our Pipeline

Monroe Property 1691 Bienville Drive Monroe, Louisiana 71201	U.S. Department of Veterans affairs, or VA	21,124	6.08%	100%	9/30/2023 9/30/2033	$745,592	$35.30	7.27%

Total – Our Pipeline		21,124	6.08%	100%		$745,592	$35.30	7.27%

Total – Our Portfolio and Pipeline		347,287	100%	100%		$10,251,256	$29.66	100%

1 By rentable square footage.

2 The early termination date for each lease represents the effective date, if any, upon which our tenant may exercise a one-time right to terminate the applicable lease. If our tenant exercises its early termination rights with respect to any lease, we cannot guarantee that we will be able to re-lease the premises on comparable terms, if at all. The lease expiration date is the date the applicable lease will terminate if the early termination is not exercise or if no early termination right exists. As of December 31, 2018, based upon rentable square feet, the weighted average remaining lease term of our portfolio and pipeline is approximately 10.3 years if none of the early termination rights are exercised and 6.1 years if all of the early termination rights are exercised.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 21, 2019, by each stockholder we know to be the beneficial owner of more than 5% of our outstanding common stock, by each director, by each of our Named Executive Officers and by all directors and executive officers as a group:

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Solas Capital Management, LLC	2,672,040 (a)	18.2%
Hale Partnership Fund, L.P. and related parties	2,761,620 (b)	18.8%
Royce & Associates LP	912,235 (c)	6.2%
Glenn Prillaman (d)	783,597 (e)	5.3%
Jeffrey S. Gilliam	29,012	(f)
Steven A. Hale II	2,761,620 (g)	18.8%
Matthew A. Hultquist	162,460	1.1%
Mathew Smith (h)	--	(f)
Anita W. Wimmer (i)	68,878	(f)
All directors and executive officers as a group (4 persons) (d),(h),(i)	2,953,587	20.1%

(a)

The beneficial ownership information for Solas Capital Management, LLC (“Solas”) is based on a Schedule 13D/A filed with the SEC on January 17, 2019 by Solas and its managing member, Frederick Tucker Golden (“Golden”). The Schedule 13D/A indicates that Solas and Golden each have shared voting and dispositive power over all of the reported shares. The principal business address of Solas and golden is 1063 Post Road, 2nd Floor, Darien, CT 06820.

(b)

The beneficial ownership information is based on the Schedule 13D/A filed with the SEC on June 11, 2018 by Hale Partnership Capital Management, LLC, Hale Partnership Capital Advisors, LLC, Hale Partnership Fund, L.P., MGEN II – Hale Fund, L.P., Clark – Hale Fund, L.P. and Steven A. Hale II. The Schedule 13D/A indicates that Hale Partnership Capital Management, LLC has shared voting and dispositive power with respect to 2,600,330 shares, Hale Partnership Capital Advisors, LLC has shared voting and dispositive power with respect to 2,245,151 shares, Hale Partnership Fund, L.P. has shared voting and dispositive power with respect to 1,981,996 shares, MGEN II – Hale Fund, L.P. has shared voting and dispositive power with respect to 82,055 shares, Clark – Hale Fund, L.P. has shared voting and dispositive power with respect to 181,100 shares and Steven A. Hale II has sole voting power with respect to 161,290 shares and shared voting and dispositive power with respect to 2,600,330 shares. The principal business address for each of the reporting persons is 2115 E. 7th St., Suite 101, Charlotte, NC 28204.

(c)

The beneficial ownership information for Royce & Associates, LP (“Royce & Associates”) is based on a Schedule 13G/A filed with the SEC on January 15, 2019. The Schedule 13G/A indicates that Royce & Associates has sole voting and dispositive power with respect to all of the reported shares. The principal business address of Royce & Associates is 745 Fifth Avenue, New York, NY 10151.

(d)	Mr. Prillaman served as our Chief Executive Officer until December 2017 and is not included in the group total.

(e)

Includes 25,000 shares held in a joint account with spouse. The beneficial ownership information for Glenn Prillaman is based upon the Schedule 13D/A filed with the SEC on March 29, 2018 by Glenn Prillaman. The Schedule 13G/A indicates that Mr. Prillaman has sole voting and dispositive power with respect to all 783,597 shares.

(f)	1% or less.

(g)

Includes 1,981,996 shares held by Hale Partnership Fund, L.P. over which Mr. Hale shares voting and dispositive power as a result of his service as managing member of Hale Partnership Fund, L.P.’s general partner.

(h)	Mr. Smith served as our Interim Chief Executive Officer from December 7, 2017 until March 2, 2018 and is not included in the group total.

(i)	Ms. Wimmer served as our Vice President-Finance/Corporate Controller until March 31, 2018 and is not included in the group total.

Item 5.	Directors and Executive Officers.

Information related to our directors is set forth under the caption “Election of Directors” contained in the Proxy Statement, which is incorporated herein by reference

Our executive officers, who are elected annually, and their ages as of January 1, 2019 are as follows:

Name	Age	Position
Steven A. Hale II	35	Chairman, Chief Executive Officer and Director

Brad G. Garner	36	Principal Financial and Accounting Officer

Steven A. Hale II is the founder of HPCM, an asset management firm that serves as the investment manager to certain privately held investment partnerships. Mr. Hale has held his position since 2010. From 2007 to 2010, prior to founding HPCM, Mr. Hale was an associate director with Babson Capital Management, LLC, an asset management firm, where he had responsibility for coverage of distressed debt investments across a variety of industries. From 2005 to 2007, Mr. Hale was a leveraged finance analyst with Banc of America Securities. Mr. Hale has served as a director of the Company since February 2017 and as Chairman of the Company’s Board of Directors since November 2017.

Brad G. Garner joined HPCM, as asset management firm that serves as the investment manager to certain privately held investment partnerships, in 2015 as Chief Financial Officer and Partner. Mr. Garner served as Chief Financial Officer of Best Bar Ever, Inc. while raising and structuring capital investments and implementing a successful exit plan through a sale to a strategic partner. Prior to taking on that role, he spent 10 years in public accounting at Dixon Hughes Goodman LLP.

Item 6.	Executive Compensation.

Information relating to our executive compensation is set forth under the caption “Executive Compensation” contained in the Proxy Statement, which is incorporated herein by reference. Additional information concerning the compensation of Mr. Hale is set forth in a Current Report on Form 8-K filed by us with the SEC on May 3, 2018, which information is incorporated herein by reference. Additional information concerning the compensation of Mr. Garner is set forth under the caption “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” contained in the Current Report on Form 8-K filed by us with the SEC on March 8, 2018, which information is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

Information relating to this item is set forth under the captions “Corporate Governance – Review of Transactions with Related Persons” and “Corporate Governance – Board and Board Committee Information” of the Proxy Statement, which is incorporated herein by reference. In addition, as noted in Item 1.01 above, Messrs. Hale, Garner and Hultquist will receive no compensation from HC Realty for their service as directors and, in the case of Mr. Hale, the Chief Executive Officer of HC Realty.

Item 8.	Legal Proceedings.

See the information contained in Part I, Item 3, “Legal Proceedings,” of the Annual Report, which is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

As of March 20, 2018, our common stock began trading in the over-the-counter market on the OTCQB under the symbol “STLY.” As of February 21, 2019, we have approximately 1,000 beneficial stockholders.

Additional information relating to this item is set forth under the caption “Equity Compensation Plan Information” in Part II, Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities,” of the Annual Report, which is incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

None, other than the restricted stock awarded to Mr. Hale on May 1, 2018 as disclosed in the Current Report on Form 8-K filed by us with the SEC on May 3, 2018, which is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

Information relating to this item is set forth under the caption “Description of Capital Stock” contained in our Amendment No. 2 to Form S-3 on Form S-1 filed with the SEC on November 4, 2010, which is incorporated herein by reference. Additional information relating to this item is set forth under the caption “Item 1. Description of the Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A filed with the SEC on December 6, 2016.

Item 12.	Indemnification of Directors and Officers.

See the information in Part II, Item 6, “Indemnification of Directors and Officers,” of the Company’s Registration Statement on Form S-8 filed with the SEC on July 20, 2012, which is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

See the information in Part II, Item 8, “Financial Statements and Supplemental Data,” of the Annual Report and Part I, Item 1, “Financial Statements and Supplemental Data,” of the Quarterly Report, each of which is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

END OF FORM 10 DISCLOSURE

Item 5.06	Change in Shell Company Status.

As a result of the consummation of the transactions described in Item 1.01 above (which disclosure in Item 1.01 is incorporated by reference herein), we are no longer a “shell company” as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
10.1*	Subscription Agreement, dated as of March 19, 2019, by and between HC Government Realty Trust, Inc. and HG Holdings, Inc., with respect to the purchase of shares of Common Stock
10.2*	Subscription Agreement, dated as of March 19, 2019, by and between HC Government Realty Trust, Inc., and HG Holdings, Inc., with respect to the purchase of shares of Series B Stock
10.3*	Loan Agreement, dated as of March 19, 2019, by and between HC Government Realty Holdings, L.P., as borrower, the Lenders party thereto and HCM Agency, LLC, as collateral agent
23.1*

Letter from Cherry Bekaert, LLP, HC Government Realty Trust, Inc.’s auditor, consenting to the inclusion of the Audited Consolidated Financial Statements of HC Government Realty Trust, Inc. to this 8-K

99.1*

Audited Consolidated Financial Statements of HC Government Realty Trust, Inc. at December 31, 2017 and 2016 and for the year ended December 31, 2017 and for the period from March 11, 2016 (date of inception) to December 31, 2016, with the related notes to the financial statements

_____________

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HG HOLDINGS, INC.

Date: March 25, 2019	By:	/s/ Brad G. Garner

Brad G. Garner
Principal Financial and Accounting Officer